Exhibit 99.1


Frontline Capital Group (ticker: FLCG, exchange: NASDAQ) News
Release - 3/13/2002
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HQ Global Workplaces Files Voluntary Petition for Relief
Under Chapter 11 Of Bankruptcy Code


  NEW YORK, Mar 13, 2002 (BUSINESS WIRE) -- FrontLine
  Capital Group (NASDAQ: FLCG) today announced that HQ Global
  Workplaces (HQ), a majority-owned subsidiary of FrontLine, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware and received a commitment for $30 million in debtor-in-possession financing.

  CONTACT:              FrontLine Capital Group, New York
                        Scott Rechler, 212/931-8022
                        SRechler@FrontLineCapital.com